Exhibit 10.1

Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

Confidential

SECOND AMENDED AND RESTATED MASTER SERVICES AGREEMENT

PREAMBLE

This confidential SECOND AMENDED AND RESTATED MASTER SERVICES AGREEMENT (the “Master Agreement”) is dated as of July 26 2012 and made effective as of May 15, 2012 (“Effective Date”) between GLAXOSMITHKLINE BIOLOGICALS S.A. with offices situated at 89 rue de l’Institut, 1330 Rixensart, Belgium, duly registered under the Belgian Company Register with the number RPM Nivelles BE 440.872.918 (“GSK”), and RESPONSE GENETICS INC., a company incorporated in the State of Delaware, whose principal place of business is situated at 1640 Marengo Street, Suite 600, Los Angeles, CA 90033 (“RGI”).

WHEREAS, the Parties entered into that certain Master Agreement dated December 1, 2006 (as amended on November 29, 2007 and amended and restated in its entirety on August 10, 2009 (the “Original Agreement Effective Date”) (as amended with that certain First Amendment to the Original Agreement, dated as of December 15, 2011 and as further amended with that certain Second Amendment to the Original Agreement, dated February 22, 2012, the “Original Agreement”); and

WHEREAS, the Parties wish to amend and restate in its entirety the Original Agreement as is set forth herein effective as of the Effective Date.

NOW THEREFORE, in consideration of the covenants and obligations expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound the Parties agree as follows:

DEFINITIONS

In this Master Agreement, the following initially capitalized terms shall have the following meanings:

“Affiliate” with respect to a person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person; for the purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a person.

“Analytical Plan” shall mean a formal authorized document that describes all aspects of the Services to be performed by RGI at RGI’s Facility in the framework of a Study.

“Applicable Laws” shall mean all applicable provisions of all statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards judgments, permits and licenses of or from governmental authorities, including, without limitation, those relating to or governing the use or regulation of the subject item.

“Assay-Related Data” shall mean any and all data and information that are related to an assay or a GSK Assay that is performed by RGI within the framework of the Services to be rendered under this Master Agreement as further described in a Task Order. This includes, without limitation, all Raw Data, quality control charts, technician certification documents, assay Procedures, qualification or validation of assay protocol and report, documentation on bridging of assays, QC panel protocol and report.

“Change Order” shall mean a specific form of amendment to a Task Order, to be used when the Parties mutually agree to modify the scope of the Services or the assumptions on which a Task Order is based. A Change Order form is attached to this Master Agreement as Exhibit B.

“Critical” shall mean anything which has direct impact on the GSK Results or on Samples from a Study.

“Effective Date” shall have the meaning set forth in the Preamble.

“GSK Equipment” shall mean any equipment that will be provided to RGI by or on behalf of GSK or its Affiliate, or (ii) that will be purchased by RGI on behalf of and paid by GSK or its Affiliates during the term of this Master Agreement or any Task Order to perform the Services hereunder and that shall be listed, if applicable, in Schedule E attached to the relevant Task Order.

“Expiration Date” of this Master Agreement shall mean December 31, 2014 subject to the provision set forth in Section 12 of this Master Agreement.

“Facility” shall mean premises of RGI including RGI’s subcontractor’s premises, where the Services shall be carried out.

“GSK Assay” shall mean any analytical method, diagnostic, primer, probe, or reagent, developed, qualified or validated by or on behalf of GSK which is transferred to RGI to carry out the Services under the Master Agreement as further described in a Task Order.

“GSK Confidential Information” shall mean all information (including, without limitation, Study Protocols, case report forms, clinical data, other data, reports, specifications, computer programs or models and related documentation, know-how, trade secrets, including, without limitation, any technologies and know-how pertaining to GSK Assay(s) or business or research plans) of GSK or GSK’s Affiliates that are: (1) provided to RGI or RGI’s Affiliates in connection with this Master Agreement or a Task Order, or in connection with a request for proposals, proposals, or otherwise related to a project which potentially could be the subject of a Task Order, whether or not a Task Order is ever executed; or (2) created or developed by RGI, RGI’s Affiliates or a Third Party associated with RGI (including, without limitation, RGI’s employees, agents, or subcontractors), or by Study Investigators and staff, in connection with this Master Agreement or a Task Order. This Master Agreement and the terms and conditions herein shall be considered to be GSK Confidential Information.

“GSK Results” shall mean all discoveries, developments, inventions (whether patentable or not), improvements, works of authorship, formulas, processes, materials components, formulations, methods of use or delivery, clinical data, Assay Related Data, materials, other data, reports, specifications, computer programs or models and related documentation, know-how or trade secrets, which are conceived or generated or first reduced to practice by GSK, its Affiliates or RGI, its Affiliates or a Third Party associated with RGI or RGI’s Affiliates (including, without limitation, RGI’s and RGI’s Affiliates’ employees, agents, or subcontractors), or by Study Investigators and staff: (1) in connection with performance of Services under this Master Agreement and in a Task Order, or (2) which reflect or contain GSK Confidential Information, or (3) which relate to Samples under study, including any results arising from the performance of Samples Management Services, or (4) to Materials or GSK Assay(s) provided by GSK under this Master Agreement or any Task Order.

“GSK Manager” shall be designated by GSK in writing to RGI within five (5) business days of the date hereof, or such other representative which GSK may subsequently designate in writing, who will liaise on the overall requirements for the Services to be performed under this Master Agreement.

“GSK Representative” shall mean an individual designated by GSK to be responsible for the performance of the Services as set forth in a Task Order.

“GxP” shall mean collectively Good Manufacturing Practices (GMP), Good Laboratory Practices (GLP), Good Clinical Practices (GCP) and Good Clinical Laboratory Practices (GCLP).

“Investigator” shall mean the individual responsible for the conduct of a Study whose role is as defined by ICH GCP.

“Key Performance Indicators” or “KPIs” shall mean the metrics and measures that will allow evaluation of the performance by RGI and its Affiliates of the Services according to the terms of this Master Agreement and the specifications set forth in the Task Orders(s). The KPIs shall be specified in Exhibit C of this Master Agreement.

“Laboratory Services” shall mean any clinical testing activities that shall be performed by RGI or its Affiliates within the framework of a Study as set forth in a Task Order as further described in Section 2.2(b) and (ii) Samples Management Services as further described in Section 2.2(c).

“Materials” shall mean active and raw materials, reagents, intermediates, processing aids, ingredients or components, documentation and other materials, including any materials relating to a GSK Assay that will be provided to RGI or its Affiliates by GSK or its Affiliate during the term of this Master Agreement to perform the Services hereunder and that shall be described in Schedule E attached to the relevant Task Order.

“Non Assay-Related Data” shall mean any and all data and information regarding the Services performed by RGI or its Affiliates under this Master Agreement as further described in a Task Order which are not directly related to an assay, including a GSK Assay. This includes, without limitation, all records of relevant personnel (e.g. training, CV, job description), transversal Procedures and other transversal training documents, training records of employees involved in the performance of the Services, documentation on equipment (including computerized systems) validation and maintenance (IQ/OQ/PQ, qualification, logbook, etc.), reagents, documentation and deviation reports.

“Operational Management Services” shall mean any activity pertaining to the organization, the set-up and the management of a Study, including but not limited to, Study project initiation, Study site services, Study project management, Samples Management Services, as further described in Sections 2.2 (a) and (c) of this Master Agreement.

“Party” or “Parties” shall mean, when used in the singular, either GSK or RGI, as the context requires, and, when used in the plural, shall mean GSK and RGI.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, limited liability company, trust or government, or any agency or political subdivision of any government, or any other entity.

“Procedure” shall mean any specificities or analytical methods pertaining to the Services to be carried out by RGI or its Affiliates under a Task Order, including, without limitation, the conditions under which the Services are to be performed, which has been accepted by both RGI or its Affiliates and GSK or its Affiliates and makes up an integral part of the Task Order.

“Raw Data” shall mean all original records and documentation, or verified copies of these, generated by observations and activities carried out during the performance of the Services and which have not been subject to processing or any other manipulation. They are necessary for the reconstruction and evaluation of the reported Study results. For the purposes of this guideline, “source data” (ICH GCP) and “Raw Data” are the same.

“RGI Confidential Information” shall mean all information (including, without limitation, computer programs or models and related documentation, extraction technology, assays, procedures, processes, techniques, resourcing, pricing, and billing information, know-how or trade secrets related to clinical study management, clinical testing, or business or research plans), financial disclosures or general commercial information of RGI or RGI’s Affiliates that are provided to GSK in connection with this Master Agreement or a Task Order, or in connection with a request for proposals, proposals, or otherwise related to a project which potentially could be the subject of a Task Order, whether or not a Task Order is ever executed; provided, however RGI Confidential Information shall not include any GSK Works, GSK Results or Assay-Related Data.

“RGI Results” shall mean all discoveries, developments, inventions (whether patentable or not), improvements, works of authorship, processes, reports, specifications, computer programs or models and related documentation, know-how, technology, or trade secrets which are related to clinical study management, data collection, data management, clinical testing or project management and which are made by RGI or its Affiliates or subcontractors: (1) other than at the specific request of GSK and at GSK’s cost under a Task Order, or (2) without reference to or use of GSK Confidential Information or GSK Assay or GSK Results.

"RGI Manager" shall be designated by RGI in writing to GSK within five (5) business days of the date hereofor such other representative which RGI may subsequently designate in writing, who will liaise on the overall requirements for the Services to be performed under this Master Agreement.

“RGI Monitor” shall mean an individual designated by RGI to be responsible for the performance of the Services as designated in the Task Order.

“Samples Management Services” shall mean any services relating to the Samples (other than clinical testing) as further described in Section 2.2(c)

“Samples” or “HBS” shall mean any human biological samples (including any derivatives or progeny thereof) that shall be transferred to RGI or its Affiliates under this Master Agreement or any Task Orders as well as Data related thereto. “Data” in this definition shall mean information about the human biological samples such as pathology information, and information regarding the integrity of the biological materials.

“Services” shall mean any activities that RGI or its Affiliates will perform as requested from time to time by GSK or its Affiliates and as set forth in a Task Order. This includes, but is not limited to, the Operational Management Services, Laboratory Services as well as any other services that RGI or its Affiliates will perform under this Master Agreement, as further set forth in a Task Order.

“Study” shall mean a clinical trial or an epidemiology study relating to GSK’s cancer immunotherapies conducted by, or on behalf of GSK or its Affiliates, or such a study or trial sponsored by a Third Party that receives support from GSK or GSK’s Affiliates, within the framework of which the Parties agree then RGI or its Affiliates shall perform the Services.

“Study Protocol” shall mean a statement of the rationale, objectives and statistical design and methodology of a Study, including the conditions under which the Study is to be performed, which has been accepted by both RGI and GSK or their respective Affiliates.

“Study Records” shall mean Assay Related Data, Non Assay Related Data reference materials, as well as any and all information pertaining to the Services carried out under this Master Agreement and any Task Order(s) that has to be retained as required by Applicable Laws or guidelines or upon GSK’s written request.

“Task Order” shall mean a written agreement, including any amendments or changes in scope related to such an agreement, between the Parties or Affiliates which incorporates by reference the terms of this Master Agreement and also contains terms and conditions specifically applicable to the performance of Services by RGI or its Affiliates with respect to a specific Study or Studies.

“Testing Services” shall mean RGI’s business of conducting molecular-based tumor tissue profiling using a proprietary and patented process developed by RGI which involves a complex molecular analysis of specific molecular markers that provides valuable tumor specific gene expression information obtained from a paraffin preserved fresh or frozen tissue sample, which can help the physician choose the most appropriate therapy for a patient prior to starting treatment or assist a pharmaceutical company in identifying the appropriate candidate patient population suitable for a therapy in development.

“Third Party” shall mean any Person other than GSK or RGI (or their respective Affiliates).

The definitions of the terms in this Master Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” (regardless of whether it is actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)). The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document in this Master Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Master Agreement); (b) any reference in this Master Agreement to any person or entity shall be construed to include the person’s or entity’s successors and assigns; (c) the words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Master Agreement in its entirety and not to any particular provision of this Master Agreement; and (d) all references in this Master Agreement to Recitals, Articles, Sections or Exhibits shall be construed to refer to the recitals, articles, sections and exhibits of this Master Agreement.

ARTICLE I - TASK ORDERS

1.1	(a) In the event that, from time to time, GSK and RGI agree that RGI will provide Services with respect to a Study, the Parties shall enter into a Task Order under this Master Agreement, which shall define the scope and timelines of RGI’s Services and otherwise set out the additional terms and conditions applicable to RGI’s Services with respect to the Study. Where the Study is sponsored by a Third Party that receives support from GSK or GSK’s Affiliates and upon the written request of GSK (which request shall include GSK’s authorization allowing RGI to perform the Services for such Third Party and to use the applicable GSK Confidential Information, Materials, GSK Results, GSK Equipment or GSK Assay in connection therewith), RGI shall provide the Services directly to such Third Party sponsor (or its designate) via a contractual arrangement entered into between such Third Party and RGI.

(b) The Parties hereby agree that as of the Effective Date all Statements of Work (as defined in the Original Agreement) then in effect under the Original Agreement shall automatically be converted into Task Orders under this Master Agreement and all activities performed pursuant thereto shall be deemed to be Services governed by and subject to the provisions of this Master Agreement. A complete list of such Statements of Work is attached to this Master Agreement as Exhibit I. For the avoidance of doubt, the Original Agreement’s terms and conditions shall govern all activities undertaken thereunder up and until the Effective Date.

1.2	Each Task Order will incorporate by reference the terms of this Master Agreement, but each Task Order shall be a unique agreement and shall stand alone with respect to any other Task Order. A Task Order form is attached as Exhibit A to this Master Agreement.

1.3	GSK and RGI intend that their Affiliates may also execute Task Orders. Unless the context requires otherwise, references to “GSK” or “RGI” in this Master Agreement (and the related rights and obligations) as incorporated into such a Task Order shall apply to the GSK Affiliate or RGI Affiliate that is a Party to the Task Order.

1.4	Any Services shall be carried out by RGI upon the terms and conditions of business set forth in this Master Agreement and under specific terms and conditions set forth in each Task Order (hereinafter collectively referred to as (the “Terms and Conditions”). These Terms and Conditions shall override and exclude any other terms and conditions set forth (1) in any purchase order or other order issued by GSK to require the performance of the Services by RGI or (2) in any offer or other document issued by RGI with respect to the performance of any Services, which terms and conditions could conflict in any way with the Terms and Conditions. In addition, if any provisions of a Task Order are in direct conflict with this Master Agreement so that the provisions of both cannot be given effect, the terms of the Task Order shall govern the specific issue.

ARTICLE II – SERVICES

2.1	RGI agrees to perform the Services, supplying any deliverables in accordance with the timetable set out and turn-around time as specified in the respective Task Order.

2.2	Subject to the specific terms of the Task Order, the Services to be performed by RGI shall generally consist of:

(a) Operational Management Services including:

i. Project management services, which are assured by a dedicated project management team appointed by RGI. This project management team ensures the good conduct of the Study in accordance with the requirements specified in the Task Order and the mutually agreed Analytical Plan, including the specifications on timelines. Project management also includes answering relevant questions related to the Services at no charge to GSK or the Investigator. RGI shall also provide sufficient project management resources to communicate with the Investigator in a language understandable for Study site personnel, including the Investigator;

ii. Transportation system services, which may include maintaining a shipping system, in compliance with all required regulatory bodies, by which Samples collection supplies can be delivered to the Study sites, Samples can be shipped from the Study sites, and reports can be delivered to recipients designated by GSK; or

iii. Samples tracking services which may include (a) shipment tracking of Samples from pick-up from any location to any delivery location designated in writing by GSK as set forth in the Task Order or (b) Samples tracking during the handling, analysis and storage of these Samples by RGI or any Third Party, as set forth in the Task Order.

(b) Laboratory Services such as:

i. Sample analysis for follow-up of Study subject, including but not limited to, safety testing, screening for enrolment and disease progression evaluation;

ii. Sample analysis of the humoral or cellular immune response following administration of a vaccine in the framework of a Study, including but not limited to, immunochemistry, cell mediated immunology, functional immunology and molecular biology typing of exogenous agents;

iii. assay development, qualification and validation; or

iv. Specific services in the framework of companion diagnostic assay development, including but not limited to sample preparation and bridiging testing.

(c) Samples Management Services such as the collection, shipment, dispatching, receipt, preparation, tracking, storage, disposal or destruction of the Samples obtained within the framework of a Study and provided to RGI or its Affiliates pursuant to this Master Agreement or any Task Order.

(d) In performing Operational Management Services and Laboratory Services, RGI shall also carry out:

i. Samples handling services, which shall include :

a. accepting transfer from GSK or Study sites of Samples with the understanding that the Samples may have hazardous properties;

b. handling the Samples in compliance with all Applicable Laws and regulations; and

c. accepting sole responsibility for the handling, storage and disposal of all waste products generated in the course of the performance of the Services by RGI in compliance with all Applicable Laws, including laws governing disposal of hazardous substances, and in accordance with the provisions set forth in Section 4.1 of this Master Agreement;

ii. Samples storage services in accordance with GSK specifications, as described in Section 4.1 of this Master Agreement.

iii. Data services, including providing assay results and other data in accordance with the data format and transmission as per GSK written specifications set forth in the relevant Task Order.

2.3	RGI agrees to perform Services in full compliance with:

(a) the Terms and Conditions of this Master Agreement;

(b) the terms, specifications and timelines established in the Task Order;

(c) the Study Protocol (if applicable), and any amendments to the Study Protocol;

(d) RGI’s standard operating Procedures or GSK standard operating Procedures as set forth in the relevant Task Order. A copy of the Procedures that have been developed and validated by RGI shall be provided by RGI upon GSK’s request for GSK’s (and its Affiliates’, designates, agents and subcontractors) use only in connection with their use and exploitation of the GSK Results and GSK Works and the GSK Gene Expression Values.

(e) Any analytical methods or other specific requirements laid down by GSK for the Services, such as but not limited to, the corrective actions required by GSK after the audit of RGI’s Facility in accordance with Section 8 of the Master Agreement;

(f) FDA regulations for clinical testing activities, being 21 CFR Part 11 (Electronic Records; Electronic Signatures), 21 CFR Part 58 (Good Laboratory Practice for Nonclinical Laboratory Studies regulations), and 21 CFR Part 310, 312, 314 (Good Clinical Practices);

(g) To the extent required, CLIA, Clinical Laboratory Improvement Amendments, as determined by the Centers of Medicare and Medicaid Services (CMS), regulating clinical testing on humans in the USA;

(h) To the extent required, relevant EU Directives (Directive 2001/20/EC and Directive 2005/28/EC (Good Clinical Practices), Directive 98/79/EC (IVD)), applicable guidance and the Declaration of Helsinki as amended from time to time;

(i) ICH Good Clinical Laboratory Practices guidelines Q2 and E6, or similar guidelines which may apply in the country of performance of the Services or any local standards which will be followed for regulatory purposes, including without limitation, standards as required for Study data to be submitted to the regulatory authority of the country in which the Study is conducted;

(j) all Applicable Laws, including applicable health and safety laws and regulations and all Applicable Laws with respect to the handling and disposal of infectious or hazardous waste;

(k) all applicable medical privacy laws and regulations; and

(l) any requirements specific to certain Services in the country of performance of the Services, or to local standards which must be followed for regulatory purposes, as specified in the Task Order; and

(k) Should applicable government regulatory requirements be changed during the term of this Master Agreement, RGI shall make reasonable efforts to satisfy the new requirements. In the event that compliance with such new regulatory requirements necessitates a change in the Task Order for a Study, RGI shall submit to GSK a revised technical and cost proposal for GSK acceptance prior to making any changes in the Task Order for such Study and

(l) In the event of a conflict in government regulations, GSK shall, upon request by RGI, designate which regulations it wishes RGI to follow in its performance of a particular Study provided that RGI will be lawfully permitted to comply only with the GSK designated regulations.

2.4	RGI shall use its best commercial efforts to perform the Services in accordance with the Key Performance Indicators set forth in Exhibit C of the Master Agreement. GSK reserves the right to discuss, on a case-by-case basis, the actions to be undertaken subsequent to a material failure by RGI to comply with the agreed Key Performance Indicators in order to (re)assure the quality of the Results generated in the performance of the Services. In the event, that despite best efforts, the Parties fail to resolve such disagreement regarding RGI’s non-compliance with Key Performance Indicators, GSK shall have the right to terminate the affected Task Order(s) in accordance with the terms set forth in Section 12.5 of this Master Agreement.

2.5	RGI will assign a RGI Monitor as a Study Protocol administrator to coordinate and monitor the Services rendered as set forth in the Task Order. A designated GSK Representative will be responsible to overview the overall performance of the Services. Both the RGI Monitor and the GSK Representative shall be identified in each Task Order.

2.6	RGI agrees that timely completion of each timeline for the performance of the Services as set forth in the Task Order is an essential and critical business requirement, and that time is of the essence regarding RGI’s performance under a Task Order. RGI agrees that GSK must provide written acceptance of RGI’s completion of each timeline for the performance of the Services within the mutually-accepted timeframe set forth in each Task Order before that portion of the Services may be considered completed under a Task Order. RGI shall inform GSK in writing of the completion of the Services within three (3) working days of the completion’s date. RGI shall notify GSK promptly (but in no event longer than five (5) working days) upon becoming aware of any event or circumstance which will, or which could reasonably be expected to cause a delay in the completion of any Service. To avoid any issues with timelines, RGI will not begin any activity set forth in a draft Task Order until a fully executed Task Order has been negotiated and executed.

2.7	In the event of any actual or reasonably anticipated failure by RGI to complete the Services in compliance with the GSK requirements as defined in the Master Agreement or in any Task Order (including, without limitation, standards for timely performance) (hereinafter collectively referred to as the “Standards”) for any reason other than GSK’s acts or omissions or an event described in Section 23.3 (Force majeure) of this Master Agreement that is not capable of being cured by RGI within thirty (30) days of such date of completion of Services, RGI shall immediately notify GSK in writing of such actual or reasonably anticipated failure and GSK may at its sole discretion:

(a) require RGI to take reasonable corrective actions (including, if necessary, immediately assigning such additional resources as may be required) so as to complete Services so that Standards are met, at no additional cost to GSK;

(b) require RGI to re-perform Services so that Standards are met, at no additional cost to GSK;

(c) perform affected Services itself or retain a Third Party to perform the affected Services, and if in doing so GSK incurs internal and external costs RGI agrees that GSK may deduct such costs from future payments due to RGI or be reimbursed by RGI for such costs within sixty (60) days of GSK’s notification related thereto; provided such deduction or reimbursement shall not be in excess of the payment which would have been due to RGI under the relevant Task Order had RGI completed the affected Services in compliance with the Standards.

Action or inaction by GSK as permitted under this Section 2.7 shall not limit any other right that GSK may have under this Master Agreement or an applicable Task Order, nor limit any right that GSK may have with respect to a breach by RGI of this Master Agreement or the applicable Task Order.

2.8	Except as GSK is specifically permitted by Section 2.7, any necessary modifications to a Task Order, whether following a Study Protocol amendment, procedure modification or not, shall be made only by a written Change Order executed by both Parties. A Change Order form is attached as Exhibit B to this Master Agreement. Each Party shall respond promptly to a request for a Change Order made by the other Party. As part of a Change Order request or response, RGI will propose, in writing, any necessary modifications to the milestone dates, target dates and other timelines, fees, or costs described in the Task Order.

2.9	RGI shall not subcontract any Services to another entity, including to RGI’s Affiliates, without GSK's prior written approval. RGI agrees that any approved subcontractor will be required to execute a written agreement which extends all relevant obligations of RGI under this Master Agreement and the applicable Task Order to the subcontractor. RGI shall also remain completely responsible for ensuring the satisfactory performance of all subcontracted Services by subcontractors selected by RGI and approved by GSK.

2.10	RGI shall prepare reports (including any status interim reports) and submit the same to GSK within the time period mutually agreed upon by the Parties in the Task Order.

(a) All reports shall be transferred confidentially via a secure forum which shall be compatible with GSK’s data transfer requirements. This secure system can be installed by RGI or provided by GSK to RGI as mutually agreed upon by the Parties in the Task Order.

(b) For the avoidance of doubt, the Parties agree that any secure forum provided by GSK to RGI to transfer reports shall only be used by RGI to communicate with GSK on the Services described in the Task Order, such as for providing a validation report or reporting Study results.

(c) RGI shall make its staff reasonably available to GSK to respond to any relevant questions relating to the provided reports, and shall provide GSK with an updated report including any relevant additional information as may be required by GSK without additional costs to GSK, unless the additional information requires additional Services not included in the Task Order. GSK shall notify RGI upon reasonable delay of its satisfaction with such reports and updated reports.

(d) In addition to any specific reporting requirements under a Task Order, RGI agrees that all status interim reports provided by RGI shall refer to specific milestones and completed tasks pursuant to the specifications set forth in the Task Order, and any actual or anticipated delays with respect to the timelines provided in the Task Order. To further improve the communication and project management under a Task Order, upon RGI’s completion of an action, response, or milestone, RGI will specify in its reports any required response or action from GSK.

2.11	RGI agrees that it will not, without the prior written consent of GSK, which consent shall not be unreasonably withheld or delayed, change any Procedure, assay methodology, reagent, or reference range for the duration of the applicable Study (as defined) under the applicable Task Order (a “Change”). RGI shall give GSK prior written notice of any such Change at least one (1) month before its implementation and shall promptly make available to GSK upon GSK’s written request all available comparison data without additional charge so that GSK can assess the impact of such Change on the Services performed or on the Study.

2.12	RGI shall at its own expense:

(a) provide and maintain RGI Facility of sufficient size and quality, with an appropriate security level and all labour, plant, machinery, equipment to enable RGI to fulfill all its obligations under this Master Agreement and the Task Order(s), regardless of whether any of such equipment aforesaid have been acquired from GSK; and

(b) maintain all RGI premises including RGI’s Facility, RGI’s equipment and RGI’s materials in reasonably good working condition and in compliance with all relevant regulatory requirements and Applicable Laws; and

(c) provide adequate insurance for all such RGI premises including RGI Facility, machinery and equipment as necessary to address the risks inherent to RGI’s activities under the Master Agreement and any Task Order(s).

ARTICLE III - RGI STAFF AND RESOURCES

3.1	RGI agrees that only appropriately qualified and experienced staff of RGI will perform the Services under a Task Order.

3.2	If GSK requests in writing the replacement of any RGI staff due to reasonable and documented concerns regarding the performance of the Services, RGI will immediately remove that person from the performance of the Services or project and assign an appropriately qualified and experienced replacement, at no additional cost to GSKand the Parties shall in good faith discuss and adjust in writing the timeline of any Services or project affected by such change of personnel, provided RGI shall take reasonable steps to mitigate any negative effects to such timeline.

3.3	RGI may replace RGI staff providing Services under this Master Agreement or a specific Task Order; provided that:

(a) GSK shall be given prompt written notice (at least three (3) working days, to the extent possible) of the staff RGI proposes to replace, and information regarding RGI’s proposed replacement staff; and

(b) replacement of the staff shall be at no additional cost to GSK and shall not adversely affect the timely and quality performance of the Services,

(c) if RGI notifies GSK that such staffing changes have not been anncounced within RGI, GSK shall maintain such information in confidence until it has been announced within RGI.

ARTICLE IV - SAMPLES – MATERIALS – EQUIPMENT

4.1	Any Samples, Materials or GSK Equipment supplied by GSK to RGI for the purpose of carrying out Services under a Task Order shall be listed in the Schedule E of the relevant Task Order. These Samples, Materials and GSK Equipment will be Delivered Duty Paid (DDP). With regard to the Samples:

(a) RGI agrees that any Samples provided by GSK shall not be transferred to any Third Party without the prior written consent of GSK or unless specified otherwise in the relevant Task Order.

(b) RGI shall be responsible for the storage and disposal of the Samples in accordance with RGI’s Procedures and written instructions provided by GSK in the applicable Task Order and all Applicable Laws.

(c) Samples shall only be used by RGI for the sole purpose of the performance of the Services in accordance with the terms set forth in the Task Order(s). For the avoidance of doubt, no modifications of Samples or use other than the performance of the Services as provided in the Task Order will be permitted without GSK’s prior written agreement. The terms set forth in this Section shall survive termination or expiration of the Master Agreement and any Task Orders. Within one (1) working day after receipt of Samples, RGI shall record each Sample provided under this Master Agreement and any Task Order in an appropriate tracking system (the “Tracking Records”). RGI shall maintain the Tracking Records to reflect any changes in tracked information and any Samples’ transfer as well as record complete consumption or disposal of each and every Sample received under this Master Agreement and any Task Orders. Any Samples and non-used or remaining Samples provided by or on behalf of GSK to RGI in the course of this Master Agreement or any Task Orders as well as any Samples derivatives, aliquots or pools shall be recorded in the Tracking Records and shall be stored under appropriate conditions in RGI’s premises that are secure and clean to maintain Samples’ biological integrity.

(d) RGI shall be responsible for the storage and disposal of the Samples before, during and after the Services, in accordance with RGI’s Procedures, written instructions provided by GSK, as applicable, as well as with the provisions set forth in Section 6 of this Master Agreement and in the applicable Task Order. RGI shall provide adequate storage facility for Samples to be maintained under appropriate conditions as specified in the Schedule A of each Task Order. RGI agrees to establish a contingency plan that guarantee the quality of the stored Samples. Sample storage areas must be monitored where controlled conditions are required to maintain Samples biological integrity.

(e) Except as set forth in Section 23.3 (Force Majeure), upon receipt of any Samples by RGI, RGI shall be solely responsible for the use, storage and shipment of those Samples and shall compensate GSK for any lost of, or damages to, any such Samples that may occur when Samples are under the custody of either RGI or any RGI’s subcontractors or agents. Where applicable, the related compensation shall be calculated according to certain criteria that will be set forth in the relevant Task Order. RGI will handle the Samples in compliance with all Applicable Laws.

(f) RGI shall be solely responsible for any waste material generated by RGI in connection with the Services, and warrants that all such waste material will be handled, stored and disposed of by RGI in compliance with all Applicable Laws.

(g) RGI agrees that any Samples provided by GSK under this Master Agreement and any Task Orders:

i. understood to be experimental in nature and may have hazardous properties;

ii. shall be used in compliance with all Applicable Laws, rules and regulations;

iii. shall not be used in human subjects; and

iv. will not be administered to man or to animals and will not be used for any reason whatsoever to conduct experiments on animals.

(h) RGI will notify GSK in writing of any adverse effects experienced by persons handling Samples. RGI will promptly notify GSK in writing of any assay results or other information which suggest: (i) a significant risk for humans, (ii) mutagenicity, (iii) teratogenicity or (iv) carcinogenicity.

4.2.	Materials and Equipment.

(a) RGI shall provide the material and equipment necessary to perform its obligations relating to the Services at the RGI Facilities. In the event that the Parties agree that RGI should (i) acquire additional equipment, or (ii) modify existing equipment or RGI Facility to carry out the Services, or (iii) that GSK will loan GSK Equipment to RGI to enable RGI to carry out the Services, such acquisition or modification or loan shall be discussed and agreed to by the Parties before incurring any expenses related thereto. In the event GSK transfers GSK Equipment to RGI for the purpose of performing specific Services under a particular Task Order, any such GSK Equipment provided by GSK shall be listed in the Schedule E of the relevant Task Order. Unless otherwise stated in a Task Order, any such GSK Equipment transferred by GSK to RGI under this Master Agreement or any Task Order(s) shall remain at all times, the exclusive property of GSK, provided risk of loss as to such equipment remains with RGI while in RGI’s possession.

(b) RGI agrees that it will only use in collecting, analyzing or otherwise handling data and performing Services for GSK, reagents, Procedures and equipment, including but not limited, to computer, hardware or software systems, which have been qualified or validated for use within the context of relevant GxP compliance, and are maintained in a suitable state of performance and calibration. Any exceptions to the aforesaid requirements shall be subject to the prior written agreement of GSK. RGI agrees at GSK's request to provide such evidence of validation as GSK reasonably requires.

(c) With respect to the GSK Equipment or the Materials provided by GSK to RGI under the Master Agreement or any Task Order, RGI hereby agrees that:

i. RGI staff which will operate the GSK Equipment will make themselves available for training in using the GSK Equipment;

ii. only qualified and duly trained RGI staff shall have the right to operate the GSK Equipment;

iii. the Materials and GSK Equipment will be used only by RGI to carry out the Services and in accordance with written directions provided by GSK under the Master Agreement or the relevant Task Order;

iv. the Materials and GSK Equipment will be kept in a safe and secure location, and will be used only by RGI staff designated by RGI as responsible for carrying out the activities on the GSK Equipment;

v. RGI will take suitable precautions and measures to prevent theft, damage or loss to the Materials and GSK Equipment;

vi. RGI shall at its own expense insure the Materials and GSK Equipment through “All Risks” coverage at its full reinstatement value; and

vii. upon expiration or termination of the Master Agreement or any Task Order under which GSK has transferred Materials or GSK Equipment to RGI for the performance of the Services, RGI shall return to GSK any unused Materials and shall, as agreed upon by the Parties, either (i) return to GSK the GSK Equipment and all system related training materials and documentation provided to RGI or (ii) buy the GSK Equipment or part of it at a price to be agreed to by the Parties at that time, provided however, that the purchase price shall in no event be lower than the residual value of the purchased GSK Equipment to be based on the fair market value.

(d) Unless otherwise stated in a Task Order, GSK shall be responsible for, and pay the related costs for, the regular maintenance of the GSK Equipment in accordance with the contracts for maintenance entered into by GSK and its suppliers regarding the said GSK Equipment (the “Contract(s) for Maintenance”). A copy of the Contract(s) for Maintenance (and any subsequent amendments) pertaining to the GSK Equipment shall be provided by GSK to RGI upon request of RGI. Notwithstanding the foregoing provision, RGI shall ensure the day-to-day maintenance of the GSK Equipment according to GSK specifications or the customary standard of care applicable to the GSK Equipment.

(e) To allow due regular maintenance of the GSK Equipment, RGI shall provide reasonable access to GSK subcontractors/suppliers to RGI premises, including RGI Facility, upon reasonable notice.

(f) Notwithstanding foregoing Section 4.2(d) of this Master Agreement, it is understood that GSK’s obligations with respect to the maintenance of the GSK Equipment shall not extend beyond the maintenance obligations set forth in the related Contract(s) for Maintenance. In particular, GSK shall in no event be responsible for any breakdown or defect of the GSK Equipment arising out of the improper use, operation or neglect on the part of RGI or its staff.

ARTICLE V - INFORMATION TO BE PROVIDED BY GSK

5.1	GSK shall provide such information reasonably necessary to enable RGI to perform the Services. This may include any of the following:

(a) Information to uniquely identify each Sample to be assayed or information pertaining to the Materials provided by GSK to RGI to carry out the Services;

(b) Information on the content of any reference control Samples supplied by GSK to RGI to carry out the Services;

(c) Detailed analytical methods, or, if these are available in the public domain, a reference to their publication;

(d) Stability storage protocols with respect to the Samples or Materials provided by GSK to RGI to carry out the Services;

(e) Specifications or other quality limits to which Samples to be assayed are expected to comply with, or, if these are available in the public domain, a reference to their publication; and

(f) Listings of required validation parameters and acceptance criteria for any assay validations to be carried out by RGI. In the event RGI determines itself the parameters and the criteria to be used to perform the Services, RGI shall seek prior approval from GSK for any such parameters and criteria selected by RGI to carry out such Services.

ARTICLE VI - SAMPLES AND DATA RETENTION

6.1	The Parties agree that upon completion of the Services set forth in a Task Order, RGI shall retain any unused Samples or remaining Samples as well as any and all Study Records as required by any and all Applicable Laws and guidelines for a period of at least fifteen (15) years after the last relevant assay run within the framework of each related Study (the “Retention Period”). During such Retention Period, RGI shall, upon the written agreement or request by GSK:

(a)	Either return to GSK (reasonable shipping costs being borne by GSK) :

i. unused or remaining Samples; or

ii. original Assay-Related Data in case the Services have been performed using a GSK Assay; or

iii. original Raw Data and certified copies of other Assay-Related Data, in case the Services have been performed using an assay other than a GSK Assay; or

iv. certified copies of Non Assay-Related Data in case the Services have been performed using an assay other than a GSK Assay; or

v. original documentation pertaining to the GSK Equipment validation and maintenance as well as reagents provided by GSK: or

(b)	destroy unused or remaining Samples (related costs being borne by RGI).

6.2	In any event, upon expiration of the Retention Period, prior to disposing of any such remaining or unused Samples or Study Records (including the original Study Records), RGI shall notify GSK in advance, and if GSK so requests, shall deliver such remaining or unused Samples and Study Records to GSK, at GSK’s costs, rather than dispose of them.

6.3	RGI agrees to provide GSK with original Study Records, without additional charge. RGI further agrees to ensure these Study Records are available, at any time, for inspection by Health or Regulatory Authorities such as FDA, WHO, EMA, or by authorized GSK personnel upon reasonable notice.

ARTICLE VII - QUALITY ASSURANCE

7.1	RGI agrees and shall ensure that all results arising from the performance of the Laboratory Services have been generated in accordance with the terms of this Master Agreement or the specific terms and specifications set forth in the relevant Task Order. RGI shall use its best efforts to ensure that those results are free from any laboratory errors, using RGI‘s or GSK’s Procedures for review and approval of such results.

7.2	RGI shall be responsible for comparing any such results with all specifications, quality limits or acceptance criteria provided by GSK.

7.3	In the event RGI’s quality system does not comply with GCLP guidelines or GSK’s specific quality requirements, an action plan will then be defined and agreed to by the Parties to remediate potential identified gaps in RGI’s quality system (the “Action Plan”). As the case may be, such Action Plan shall be attached to this Master Agreement as Exhibit G which shall form an integral part of this Master Agreement. The Parties acknowledge that quality is critical in performing the Services and therefore, the Parties agree that in case RGI fails to comply in all respects with the Action Plan within the agreed timelines set forth in the Exhibit G, GSK shall have the right to terminate the Master Agreement and any and all executed Task Orders immediately upon written notice RGI subject to the terms set forth in Section 13.2 of this Master Agreement.

7.4	Services performed by RGI shall be compliant with the GSK or RGI’s standard operating Procedures, as indicated in the relevant Task Order. This shall be analyzed in a written document (i.e. Analytical Plan or similar) and provided to GSK for approval before Services are started.

7.5	RGI will immediately notify GSK of any Critical deviation by sending a completed deviation document, which includes at a minimum the root cause analysis justifying and explaining the Critical deviation and the suggested action(s) to be taken to remedy to this deviation.

7.6	Assay, equipment and computer system validation, assay transfer and assay control used by RGI to carry out the Services shall comply with GxP and other applicable regulations. RGI shall have procedures in place with respect to any Critical equipment used to carry out the Services which describes the use, maintenance, cleaning, testing, calibration of this Critical equipment and what to do in case of failure. All equipment and each analytical method used in the analysis of Study Materials must be appropriately documented, validated, controlled and approved. Records demonstrating the validity and suitability of such equipment and assays within the RGI Facility must be retained.

7.7	Critical changes to an assay used to perform the Services shall be controlled and validated in agreement with GSK before its implementation, and shall result in the issue of a further version of the assay description. Analytical platforms/assays shall not be changed or modified during the course of the performance of the Services, without prior consultation and agreement with GSK. Such changes must be controlled, documented and appropriately authorized and may result in the need for further assay validation.

7.8	For the avoidance of doubt the Parties agree that all GSK Assay-Related Data shall be the sole property of GSK. RGI further undertakes that all GSK Assay Related Data shall be recorded and kept to comply with the foregoing provisions into note books or files, retrievable for GSK and not accessible to any other person than RGI.

ARTICLE VIII - AUDITS AND INSPECTIONS

8.1	GSK or its authorized representatives may, in its sole discretion, conduct on-site compliance audits of RGI to verify areas of RGI’s premises, including RGI Facility or RGI’s equipment, Materials and GSK Equipment or RGI’s Procedures and data connected with the Services as well as Study Records, or any laboratories or agencies subcontracted by RGI. RGI shall be responsible for gaining the agreement of the subcontracted sites that GSK shall conduct a compliance audit. RGI shall receive reasonable notice of any such audit, and RGI relevant personnel shall attend any audit, deemed appropriate by GSK, at no additional cost to GSK. For the avoidance of doubt, RGI shall not charge any additional costs to GSK with respect to the conduct of any such on-site-compliance audit.

8.2	RGI agrees to provide GSK with original Study Records, without additional charge except for reasonable copying and shipping charges, upon reasonable notice provided such notice is received during the Retention Period subject to Section 6.2. RGI further agrees to ensure these Study Records are available, at any time, for inspection by government or regulatory authorities such as FDA, WHO, EMEA, or for audit by authorized GSK personnel upon reasonable notice provided that such notice is received during the Retention Period subject to Section 6.2.

8.3	RGI will permit representatives of governmental or regulatory authorities to inspect areas of RGI’s premises, including RGI Facility or RGI’s equipment, Materials and GSK Equipment or RGI’s Procedures connected with the Services. To the extent possible, RGI shall receive reasonable written notice of any such inspection, and GSK personnel may attend any inspection as it deems appropriate. RGI agrees that RGI’s relevant personnel shall attend any such inspection at no additional cost to GSK. For the avoidance of doubt, RGI shall not charge any additional costs to GSK in connection with any inspection performed by any such governmental or regulatory authorities.

8.4	In the event that any governmental or regulatory authorities gives notice to RGI of its intention to conduct an inspection at a site(s) at which a Service is being performed or take any other regulatory action with respect to Services provided to GSK, then RGI will, upon receipt of such notice, promptly give GSK notice thereof, and GSK shall have the right to be present at any such inspection or regulatory action. In the event that such an inspection or regulatory action is performed without notice, RGI shall notify GSK as soon as practicably possible thereafter. RGI will provide GSK with copies of any documentation issued by the governmental/regulatory authority and its proposed response thereto, which response will be subject to approval by GSK prior to issuance, the approval of GSK not to be unreasonably withheld.

8.5	In the event that the audit carried out by GSK or its authorized representatives or the inspection conducted by governmental or regulatory authorities or their respective nominated representatives reveals evidence of poor management, failure to comply with the terms of this Master Agreement or of a Task Order, which cause Critical alerts or alert findings, provided any such alerts or failure or default have not been resolved, or corrective actions requested by GSK have not been implemented, by RGI within thirty (30) days after GSK’s notification thereof, then GSK shall be entitled to terminate the Master Agreement and related Task Order for breach by giving notice of such termination to take effect immediately.

8.6	If RGI becomes aware of any material issues related to the performance of a Study Investigator, including without limitation, (i) any governmental or regulatory authority notification to a Study Investigator that it will inspect the Study Investigator’s records, facilities, equipment, or Procedures, or (ii) any action taken by any governmental or regulatory authorities with respect to a Study, RGI shall notify GSK as soon as is practicable (to the extent possible, within two (2) business days prior to the occurrence of the inspection or action), and will cooperate with GSK regarding responsive action.

8.7	During the term of the Master Agreement, RGI will promptly notify GSK in writing of:

(i) any material action taken by any governmental or regulatory authority with respect to RGI, and provide GSK with copies of any reports issued by such governmental or regulatory authorities; and

(ii) any action taken by any governmental or regulatory authority with respect to RGI involving a GSK Study or any Services, and provide GSK with copies of any reports issued by such governmental or regulatory authorities.

ARTICLE IX - REGULATORY

9.1	During the term of this Master Agreement and any Task Order and any renewals thereof, RGI shall secure and maintain any and all licenses required by Applicable Laws and regulations which are or may become applicable to RGI in connection with the Services to be performed by RGI under the Master Agreement or any Task Order, including without limitation, compliance with all applicable licensing requirements, if any, relating to the collection of Samples or removal and disposal of applicable chemical, biological or medical waste.

ARTICLE X - CHANGES IN PREMISES, EQUIPMENT, INFORMATION OR PROCEDURES

10.1	RGI shall not perform Services in any other facility or Facility without first receiving the prior written approval of GSK with respect to the use of such new facility or Facility.

10.1	RGI will notify GSK within five (5) working days of any Critical changes occurring in the premises, including RGI Facility, equipment, reagents used to carry out the Services, RGI or GSK’s Procedures used for the performance of the Services, and, where practicable, will seek GSK’s written agreement prior to the change being introduced.

10.2	GSK will ensure that RGI is informed within five (5) working days of any changes to any of the information supplied to RGI regarding the Services, as stated in the respective Task Order. In the event, RGI incurs additional costs in implementing these changes, the additional costs shall be discussed in good faith by the Parties and if mutually agreed to by the Parties, shall be reimbursed to RGI by GSK.

10.3	Without prejudice to Section 2.1, changes to agreed timelines by either RGI or GSK must be notified in accordance with Section 2.7 and accepted in advance and revised timelines agreed by the Parties, acting in good faith.

ARTICLE XI – COMPENSATION

11.1 (a) In consideration for its performance of Services under a Task Order, GSK shall pay RGI in accordance with the terms of the relevant Task Order, including any milestone and payment schedule set forth in the Task Order, and in accordance, if applicable, with any discounts, rebates, or other pricing terms as set forth in Exhibit D attached to and incorporated by reference as part of this Master Agreement and according to the budget set forth in Schedule B attached to the relevant Task Order (hereinafter referred to as the “Budget”). GSK shall have no obligation to make payments for any portion of the Services that is not completed pursuant to the terms and conditions of the Master Agreement or in accordance with the specifications set forth in the relevant Task Order or for Services that are not covered by a Task Order or a written amendment executed by both Parties, including a Change Order, or any other cost to which GSK has not specifically agreed to in writing in advance, including, without limitation, any cost incurred by RGI to satisfactorily complete the Services which exceeds the amount GSK has agreed to pay for the performance of the Services under the Task Order concerned.

(b) Any significant change to the scope of the Services shall result in an adjustment to the related Budget by amendment and shall be subject to a Change Order. The fixed costs or reimbursable costs payable to RGI as indicated above may increase or decrease, consistent with the increase or decrease in the scope of Services or the Budget specifications noted in the Task Order or the related Budget.

(c) No changes to the scope of the Services can be implemented by RGI without prior written approval from GSK Representative. It will be RGI's responsibility to proactively identify additional services outside the original scope of the Services that need to be performed in furtherance of the implementation of such change. RGI shall submit to the GSK Representative the costs associated with the performance of such additional activities for initiating Change Order to the relevant Task Order and this prior to implementation.

11.2	GSK’s payment obligation is also conditioned upon RGI submitting proper invoices. RGI shall submit invoices as provided for in the milestones and payments schedule and with any information requirements contained in the applicable Task Order, within sixty (60) days of completion of the relevant portion of the Services or achievement of relevant milestone, to the attention of:

Accounting Department

GlaxoSmithKline Biologicals SA

Rue de l’Institut, 89

1330 Rixensart

Belgium

The following information must be indicated on each invoice:

(a) Invoice number;

(b) Study Protocol number, e-track number (as appropriate);

(c) GSK Affiliate for which Services are provided (as appropriate);

(d) Invoice date;

(e) Effective Date of this Master Agreement and the applicable Task Order;

(f) GSK’s internal Contract Reference Number, i.e. PO number (to be provided by GSK);

(g) Dates on which Services were provided;

(h) Total amount of fees for the Services performed during the invoiced period;

(i) Payee name and address (for Services provided within U.S., name and address must match the W-9 form submitted by RGI); and

(j) Tax ID/VAT number (for Services provided within U.S., tax ID number must match the W-9 form submitted by RGI).

Failure to provide the required information will delay approval and the invoice may be returned for revisions. All invoices shall become payable at the end of the month following sixty (60) days from the receipt by GSK.

11.3	Any discrepancy between the amount invoiced to GSK and the Services actually performed by RGI during the invoiced period will be notified by GSK to RGI. Regularization of the incorrect invoice by RGI shall only be made via a credit note referring to the initial invoice, and such corrections shall not be deemed to be a delay in payment.

11.4	All sums payable by GSK in respect of the Services are exclusive of VAT and any other similar duties or taxes. Such sums shall however include all handling, packing, delivery and customs charges unless agreed otherwise in writing in the Task Order.

ARTICLE XII – TERM AND TERMINATION

12.1	This Master Agreement shall take effect on the Effective Date and shall continue until the Expiration Date unless earlier terminated as provided below. Each Task Order shall take effect as of the effective date designated in the Task Order. Termination of this Master Agreement or of any Task Order shall not affect any other Task Order; each Task Order shall continue in full force and effect unless specifically terminated in accordance with the terms of this Master Agreement or the terms of that Task Order. Termination of this Master Agreement shall not (unless otherwise agreed in writing between the Parties) terminate any Task Order which shall continue for the term specified in the Task Order (and the Parties shall continue to perform their obligations thereunder) unless terminated earlier in accordance with this Master Agreement. The Master Agreement shall continue to apply in relation to any surviving Task Order for the duration of that Task Order, notwithstanding its termination.

12.2	GSK may terminate this Master Agreement, without cause, upon providing ninety (90) days written notice to RGI. RGI may terminate this Master Agreement, without cause, upon providing one year’s prior written notice to GSK.

12.3	Either Party may terminate this Master Agreement or any Task Order immediately upon written notice if the other Party becomes insolvent, or if proceedings are instituted against the other Party for reorganization or other relief under any bankruptcy law, or if any substantial part of the other Party’s assets come under the jurisdiction of a receiver or trustee in an insolvency proceeding authorized by law. All rights and licenses granted under or pursuant to this Agreement by RGI to GSK are, and shall otherwise be deemed to be, for purposes of Article 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101(52) of the U.S. Bankruptcy Code. The Parties agree that each Party, as a licensee of such intellectual property rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

12.4	GSK may terminate this Master Agreement or any Task Order immediately upon written notice to RGI if there is a change in control of RGI by the acquisition by any person or entity, directly or indirectly, of more than fifty percent (50%) of the total voting capital stock of RGI (or such lesser amount by whuch the acquiring party gains control over RGI), or by any sale, lease, exchange or other disposition by RGI of all or substantially all of its assets.

12.5	GSK may terminate this Master Agreement or a Task Order immediately upon written notice to RGI, if RGI fails to remedy a material breach of this Master Agreement within sixty (60) days after written notice by GSK to RGI of the breach.

12.6	GSK may terminate any Task Order, in whole or in part, without cause, upon providing written notice to RGI.

12.7	RGI may terminate this Master Agreement or any Task Order immediately upon written notice to GSK, if GSK fails to remedy a material breach of this Master Agreement or the relevant Task Order within sixty (60) days after written notice by RGI to GSK of the breach.

ARTICLE XIII - EFFECT OF TERMINATION OR EXPIRATION

13.1	Upon notice of termination of a Task Order by or to RGI, RGI shall use commercially reasonable efforts to conclude or transfer any uncompleted Service, as directed by GSK, as expeditiously as possible. RGI shall not undertake further work, incur additional expenses, or enter into further commitments with regard to any Services, except as mutually agreed upon in writing by the Parties.

13.2	Upon the effective date of termination of a Task Order, RGI shall invoice GSK for payments due for Services already preformed prior to the effective date of such termination and, if termination was by GSK without cause under Section 12.6, for reimbursement for all expenses incurred in accordance with the Task Order prior to such termination date, provided in each instance GSK shall not be obligated to remit payment to RGI for any Services that is the subject of an RGI breach. This invoice and any payment obligation of GSK are subject to Section 11 of this Master Agreement. If, upon the effective date of termination, GSK has advanced funds which are unearned by RGI, RGI shall repay such funds to GSK within sixty (60) days after the effective date of termination.

13.3	Within thirty (30) days or as soon as practicably possible thereafter, or such other period of time mutually agreed to in writing by the Parties, after the effective date of termination of this Master Agreement or a Task Order, RGI shall deliver to GSK all materials, data, and information pertaining either to the Study or to the Services which are GSK’s property as defined in Article IV of this Master Agreement or the relevant Task Order. RGI agrees that this obligation is not conditioned upon GSK’s prior payment of amounts due or agreement to pay any amounts in dispute.

13.4	Compliance with this Section 13 does not limit or waive either Party’s potential remedies for a breach of this Master Agreement or a relevant Task Order. Termination of this Master Agreement or a Task Order shall not release either Party from any obligation or right which accrued to that Party prior to the effective date of termination or which later accrues from an act or omission which occurred prior to the effective date of termination.

13.5	Upon termination or expiration of this Master Agreement or any Task Order, the following provision of this Master Agreement shall survive expiration or termination for the time period specified in such provisions or if no such time period is specified, indefinitely: “Definitions” (for interpretation purposes), Articles VI (Samples and Data Retention, XIII (Effect of Termination), XIV (Confidentiality), XV (Intellectual Property), XIX (Indemnification), XX (Insurance), XXI (Damages) and XXIII (Miscellaneous), and Sections 1.1(b), 1.2, 1.4, 2.10(b), 2.10(c) (for a one year period after the delivery date of the applicable report(s), 4.2(a)(last sentence), 4.2(c) through 4.2(f), 8.2, 8.7 (only with regard to actions relating to GSK Studies or Services), 11.2 and 11.4 (for any outstanding payments), 12.1, and 16.6.

13.6	In the event of termination of this Agreement by GSK pursuant to Sections 12.3 or 12.4 or 12.5, or by RGI pursuant to Section 12.2, GSK shall receive the following items (after submitting a request in writing within thirty (30) days after the effective date of such termination and at no cost to GSK), solely to the extent reasonably necessary for GSK to continue (or have continued by its Affiliates or a Third Party the development, commercialization, manufacture and supply of any diagnostic test developed as part of the Services, and to be able to perform any services (including laboratory testing services) that were conducted as part of the Services:

(a) full access and transfer of a copy in electronic form of the data, information, and materials owned or controlled by RGI regarding the development, commercialization, manufacturing and supply of the Services to GSK (with RGI using its commercially reasonable efforts to provide such data, information and materials to GSK by thirty (30) days after the receipt of such notice); and

(b) To the extent permitted by law, the transfer of all Regulatory Approvals (or applications therefore) held by RGI its Affiliates or permitted sublicensees related specifically to the Services, if any, (with RGI using its commercially reasonable efforts to undertake such actions within thirty (30) days after the receipt of such notice of); and

(c) a non-exclusive, royalty-free worldwide license, with the right to sublicense (to the extent RGI has the right to sublicense), RGI’s rights in its intellectual property and the RGI Confidential Information to the extent such intellectual property has been used for, or is necessary for GSK to continue (or have continued by its Affiliates or a Third Party), the development, commercialization, manufacture or supply of the Services .

(d) RGI’s obligations under this Agreement to manufacture, supply and commercialize the Services (on commercially reasonable and standard terms to be negotiated and agreed to by both Parties in writing) shall survive termination of this Agreement until the date on which GSK (or its Affiliate or a third Party acting on GSK’s behalf) is able to perform the Services in a manner substantially equivalent to the Services provided by RGI in all material respects provided that GSK shall pay RGI for such continued Services pursuant to the agreed fees.

(e) Notwithstanding anything to the contrary set forth in this Master Agreement, with respect to any license or rights granted to GSK to RGI intellectual property or RGI Confidential Information pursuant to Sections 13.6(a), 13.6(c), 15.6 or 16.6, GSK shall make reasonable best efforts to ensure that the use of such RGI intellectual property rights or RGI Confidential Information by any GSK Affiliate or any Third Party shall be limited to the scope of the license or other rights granted to GSK hereunder and such RGI intellectual property rights or RGI Confidential Information is only used as necessary for GSK to continue the Services or exploit the Services (including obtaining appropriate written covenants to such effect from any Third Party sublicensees).

ARTICLE XIV - CONFIDENTIALITY

14.1	As of and after the Effective Date, all Confidential Information disclosed, revealed or otherwise made available by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) under, or as a result of, this Master Agreement is furnished to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Master Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any other Person without the prior written authorization of the Disclosing Party.

14.2	In furtherance of the Receiving Party’s obligations under Section 14.1 hereof, the Receiving Party shall take reasonable steps, and shall implement reasonable safeguards, to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information. Without limiting the generality of this Section 14.2, the Receiving Party shall disclose any of the Disclosing Party’s Confidential Information only to those of its officers, employees, licensees, sublicensees, consultants, attorneys and financial investors that have a need to know the Disclosing Party’s Confidential Information, in order for the Receiving Party to exercise its rights and perform its obligations under this Agreement, and only if such officers, employees, licensees, sublicensees, consultants, attorneys and financial investors have executed appropriate non-disclosure agreements containing substantially similar terms regarding confidentiality as those set out in this Agreement or are otherwise bound by obligations of confidentiality effectively prohibiting the unauthorized use or disclosure of the Disclosing Party’s Confidential Information. The Receiving Party shall promptly furnish the Disclosing Party with written notice of any known unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information by any officer, employee, licensee, sublicensees, consultants, attorneys or financial advisors of the Receiving Party, and shall take all actions that the Disclosing Party reasonably requests in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

14.3	The Receiving Party’s obligations under Sections 14.1 and 14.2 hereof shall not apply to the extent that the Receiving Party can prove by written evidence that any of the Disclosing Party’s Confidential Information:

(a) passed into the public domain, or becomes generally available to the public through no breach of this Master Agreement or the Original Agreement by the Receiving Party;

(b) was known to the Receiving Party prior to disclosure hereunder by the Disclosing Party;

(c) is disclosed, revealed or otherwise made available to the Receiving Party by a Third Party that, to the Receiving Party’s knowledge, is under no obligation relating to the subject item of non-disclosure and/or non-use to the Disclosing Party; or

The Receiving Party may disclose Confidential Information as is required to be disclosed under Applicable Law, or in connection with any application by the Receiving Party for any Regulatory Approvals; provided, however, that, subject to Section 14.6 below, the Receiving Party shall furnish the Disclosing Party with as much prior written notice of such disclosure requirement as reasonably practicable, so as to permit the Disclosing Party, in its sole discretion, and at its sole expense, to take appropriate action, including seeking a protective order, in order to prevent the Disclosing Party’s Confidential Information from passing into the public domain or becoming generally available to the public.

14.4	Subject to Sections 6.1 and 13.6, upon expiration or termination of this Master Agreement for any reason whatsoever, the Receiving Party shall cease all use of and return to the Disclosing Party (or destroy, if the Disclosing Party specifies in writing) all copies of all documents and other materials that contain or embody any of the Disclosing Party’s Confidential Information (and irrevocably delete all electronic copies of such documents and materials), except to the extent that the Receiving Party is required by Applicable Law to retain such documents and materials, or if the entire document or material does not contain the Disclosing Party’s Confidential Information, then the document or material shall be redacted to remove entirely the Disclosing Party’s Confidential Information. Within thirty (30) days after the date of expiration or termination of this Agreement, the Receiving Party shall furnish the Disclosing Party with a certificate, duly executed by an officer of the Receiving Party, confirming that the Receiving Party has complied with its obligations under this Section 14.4.

14.5	All of the Receiving Party’s obligations under Sections 14.1 and 14.2 hereof, with respect to the protection of the Disclosing Party’s Confidential Information, shall for a period of ten (10) years survive the expiration or termination of this Master Agreement for any reason whatsoever.

14.6	No public announcement concerning the existence of, terms, or subject matter of this Agreement shall be made, either directly or indirectly, by either Party, without first obtaining the prior written approval of the other Party and agreement upon the nature and text of such public announcement which such agreement and approval shall not be unreasonably withheld. Notwithstanding the foregoing, if, in the opinion of legal counsel for the Party desiring to make such public announcement, such disclosure is required under Applicable Law, the Party required to make such public announcement shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, which shall be not less than ten (10) business days (or such shorter period as may be required under Applicable Law) prior to release of such proposed public announcement, and shall provide the other Party with a written copy thereof in order to allow such other Party to comment upon such public announcement. The Receiving Party shall reasonably cooperate with Disclosing Party (at the Disclosing Party’s expense) with respect to all disclosures regarding this Master Agreement required under Applicable Law, including requests for confidential treatment of proprietary information of the Disclosing Party included in any such disclosure. For the avoidance of doubt, RGI hereby agrees that (after consultation with its legal advisors confirming that no such disclosure is required) it shall not issue any press release or other public disclosure of this Master Agreement without GSK’s prior consent provided that GSK hereby acknowledges RGI may be required to make certain disclosures pursuant to the Securities Exchange Act of 1934, as amended from time to time, and that the content of such disclosures is reasonably agreed by the Parties in advance thereof.

14.7	Applicable Law. Nothing in this Agreement shall be construed as preventing or in any way inhibiting either Party from complying with Applicable Law governing activities and obligations undertaken pursuant to this Master Agreement, in any manner which it reasonably deems appropriate, including, for example, by disclosing to Regulatory Authorities confidential or other information received from the other Party, subject to Sections 14.3 and 14.6.

14.8	Non-Use of Names. Neither Party (or its Affiliates) shall use, either directly or indirectly, the logo, name, housemarks or trademarks of the other Party (or its Affiliates), or any of their officers, employees or board members in any publicity, marketing advertising or other documents (or other disclosures) without the prior written consent of the other Party (in its sole discretion). Each Party will use commercially reasonable efforts to review and approve any proposed disclosure within ten (10) business days of its receipt from the other Party of a copy or transcript of the proposed disclosure. If a Party approves the other Party’s usage of its names, trademarks, etc. in accordance with this Section 14.8, the other Party shall comply with any usage guidelines or requirements imposed by the approving Party.

14.9	Publication. Publication in a journal, paper, magazine or any other such similar disclosure by RGI describing activities undertaken under this Master Agreement or mentioning the name of GSK in relation to this Agreement will not take place without the prior written agreement of GSK. GSK shall have the sole right to publish any results arising from the Services. RGI will be acknowledged in all such publications or other public disclosures by co-authorship or acknowledgment, whichever is appropriate.

ARTICLE XV - INTELLECTUAL PROPERTY

15.1	RGI will disclose promptly to GSK in writing any GSK Results. Subject to Section 13.6(e) hereof, RGI agrees that GSK Results shall be the sole property of GSK. Without limiting the foregoing, and without additional consideration, RGI hereby also assigns to GSK all rights, title, and interest RGI may have in any GSK Results upon the future creation of such GSK Results. RGI agrees to obtain written agreements with RGI employees, agents, and subcontractors which assign, without additional consideration, all rights, title and interests in GSK Results to GSK or to RGI by which RGI can then assign to GSK.

15.2	“GSK Works” shall mean all original works of authorship prepared by or for or on behalf of GSK in connection with the performance of this Master Agreement or any Task Order. All GSK Works shall be “works made for hire,” and GSK will own all GSK Works and all copyrights in GSK Works. For any GSK Works that, under the copyright laws of the United States, may not be considered “works made for hire,” RGI agrees to assign to GSK all rights, title, and interest in such GSK Works, without payment of any additional compensation to RGI. At GSK’s request and expense, RGI shall also reasonably assist GSK in obtaining or perfecting GSK’s rights, title, and interest in such GSK Works.

15.3	If GSK requests, RGI will execute and will cause its employees, agents, or subcontractors to execute any instruments or testify as GSK deems necessary for GSK to obtain patents or otherwise to protect GSK's interest in a GSK Result. GSK will reasonably compensate RGI for the time devoted to such activities and will reimburse RGI for reasonable and necessary expenses incurred.

15.4	GSK acknowledges RGI’s ownership of, (i) the Testing Services, including RGI’s proprietary process for extracting nucleic acid and analyzing the samples and producing the gene expression values, and all of the materials which comprise same, and any accompanying patent information owned by RGI, (ii) all intellectual property associated therewith (the “RGI Intellectual Property”), and (iii) any algorithms or scales created and used by RGI in producing or developing the gene expression values (“algorithms”). If GSK directly challenges the validity of any claim within an issued patent within the RGI Intellectual Property licensed under section 15.6 by filing in any country a lawsuit, interference action or the like, then the license in that country to the patent under section 15.6 of this Agreement shall terminate. With respect to RGI Intellectual Property expressly identified herein, if GSK learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party of such RGI Intellectual Property, GSK shall promptly notify RGI. It is understood that neither GSK nor any Affiliate shall acquire or claim title to the Testing Services, algorithms, research and development, or the RGI Intellectual Property by virtue of this Master Agreement, subject to the provisions of Section 13.6 and 16.6. However, any improvements or modifications thereto which are developed during the course of RGI’s performance of the Services under the Master Agreement, will be jointly owned by the Parties and GSK may, at its discretion and expense, seek patent protection for such jointly owned inventions. In case GSK does not wish to seek such patent protection, it shall inform RGI thereof and RGI may seek patent protection at its own expense.

15.5	For the avoidance of doubt, the gene expression values produced and/or developed by the Testing Services (“gene expression values”), as well as all designs, developments, ideas, discoveries, inventions and information designed, developed, discovered, invented, produced or originated by GSK independent of RGI in the course of or as a result of GSK’s use or analysis of the gene expression values provided to GSK by RGI pursuant to this Master Agreement shall be the sole property of GSK . All such designs, developments, ideas, discoveries, inventions and information shall be part of the GSK Confidential Information. RGI shall reasonably cooperate with GSK in the filing of any necessary applications and in otherwise applying for, obtaining or maintaining patent, copyright or other protection, and to GSK bearing all necessary costs and expenses in relation thereto.

15.6	RGI hereby grants to GSK a non-exclusive, fully paid up, irrevocable, worldwide license with the right to sublicense to intellectual property owned by RGI solely as is necessary for GSK to exercise its rights under this Agreement, including to use the gene expression values owned by GSK according to this Master Agreement.

15.7	RGI shall be entitled to utilize the gene expression values (although GSK retains ownership of the gene expression values) only for the purposes of this Master Agreement, and any designs, developments, ideas, discoveries, inventions and information designed, developed, discovered, invented, produced or originated by RGI independent of GSK in the course of or as a result of RGI’s use of the gene expression values provided to GSK by RGI pursuant to this Master Agreement shall be the sole and absolute property of GSK. All such designs, developments, ideas, discoveries, inventions and information shall be part of the Confidential Information of GSK. RGI shall reasonably cooperate with GSK in the filing of any necessary applications and in otherwise applying for, obtaining or maintaining patent, copyright or other protection with regard to any such designs, developments, ideas, discoveries, inventions and information, subject to GSK’s bearing all necessary costs and expenses in relation thereto.

15.8	The Parties shall observe all copyrights in written material, including computer software, belonging to the other Party or any Third Party and will not make any unauthorized copies of such material or software.

15.9	Each Party acknowledges that the other Party owns certain inventions, processes, know-how, trade secrets, improvements and other intellectual property which has been independently developed by each Party and which relate to that Party’s business or operations. It is acknowledged that the intellectual property owned by either Party on the date of this Agreement will remain the exclusive property of the owning Party.

15.10	For the avoidance of doubt, RGI hereby acknowledges and agrees that the probes and primers for the [***] antigens that were subject to or arising from services being performed under the Original Agreement shall be solely owned by GSK. Without limiting the foregoing and without additional consideration, RGI hereby also assigns to GSK all rights, title, and interest RGI may have in the probes and primers developed by RGI exclusively on behalf of GSK during the term of the Original Agreement, including probes and primers for the [***] antigens. RGI agrees to obtain written agreements with RGI employees, agents, and subcontractors which assign, without additional consideration, all rights, title and interests in the probes and primers for the [***] antigens that were subject to or arising from services being performed under the Original Agreement to GSK or to RGI by which RGI can then assign to GSK.

ARTICLE XVI - REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1	RGI represents and warrants that RGI is not bound by any other agreement under which there would be a default or a breach or conflict with as a result of the execution and performance of this Master Agreement or a Task Order.

16.2	RGI represents and warrants that any computer, hardware, software systems, and any equipment used by RGI in connection with Services under a Task Order has been validated by RGI for use as required by Applicable Laws or guidelines. RGI agrees to provide evidence of such validation as GSK may reasonably require.

16.3	RGI represents and warrants that procedures which are compatible with the EU Data Protection Directive (95/46/EC) (the “Directive”) or the Applicable Laws or regulations of EU Member States, will be employed so that the processing and transfer (as defined in the Directive) of personal data, relating to any and all Study data subjects, from an EU Member State to a third country which may not or does not have data protection legislation at least equivalent to that of the EU, will not be impeded by any action initiated on the basis of the Directive or corresponding Member State legislation or regulations. RGI further represents and warrants that GSK will at all times be recognized and, where appropriate (for example, informed consents for Study subjects), identified as the Data Controller within the meaning of the Directive or the applicable Member State legislation. Without limiting the above RGI agrees that it will not provide to GSK any names of, or initials of any Study subjects.

16.4	RGI represents and warrants that RGI and any employees, agents, and subcontractors in connection with this Master Agreement and any Task Order have not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a (a) and (b); disqualified as a clinical testing facility under the provisions of 21 C.F.R. Part 58, Subpart K; or disqualified as a clinical Investigator under the provisions of 21 C.F.R. § 312.70. RGI shall notify GSK of any notice to any of the above of an action with respect to debarment or disqualification. The notification obligations of this Section shall survive termination of this Master Agreement and any applicable Task Order.

16.5	RGI represents and warrants that RGI will require all employees, agents, and subcontractors in connection with this Master Agreement and any Task Order to comply with the provisions of this Master Agreement and the applicable Task Order.

16.6	(a) Upon GSK’s written request, RGI shall in good faith and without delay, commence and complete the activities outlined in Exhibit H relating to the bridging of the assays/diagnostic tests used or created as part of the Services to the Third Party(ies) that is(are) developing and will manufacture and sell the commercial diagnostic test(s) to be used with GSK immunotherapies. Additionally, upon GSK’s written request, RGI shall in good faith and without delay, commence and complete the activities outlined in Exhibit H relating to the transfer of the assays/diagnostic tests to a Third Party of GSK’s choosing. GSK shall accept responsibility for the bridging/transfer activities and RGI makes no representations or warranties, express or implied, that the assays and/or diagnostic tests will not infringe any Third Party patent or other proprietary rights. Subject to Section 13.6(e) hereof, RGI shall grant to GSK (and such Affilitates or Third Party(ies) to which GSK may disclose or sublicense intellectual property owned by RGI pursuant to this Master Agreement, a covenant not-to-sue for its intellectual property (including patents and know-how) that are necessary for GSK (or its designated Third Party) to practice such assays/diagnostic tests on terms and conditions that are reasonable and customary in the industry. GSK shall reimburse RGI for its time and out-of-pocket expenses associated with such bridging/transfer activities pursuant to the fee schedule included in Exhibit H.

(b) To the extent RGI has any contracts or agreements with any Third Parties that are necessary or useful for the ongoing performance of such assays/diagnostic tests performed as part of the Services associated with the existing Task Orders (including to the extent applicable, for the avoidance of doubt, the RGI agreement with [***]), then RGI shall use its commercially reasonable efforts to (upon GSK’s request) provide rights (either via sublicense, assignment or transfer of such agreement as GSK and RGI may agree) under such contracts or agreements (or the relevant portion thereof) to GSK (or such Third Party, as GSK may request) solely as part of such bridging/transfer activities. Notwithstanding the foregoing if Third Party consent is required prior to such provision of rights, then RGI shall use its good faith efforts to obtain such consents. Upon the transfer, assignment or sublicense of such agreements, GSK agrees to abide by any and all obligations under such transferred, assigned or sublicensed agreements, including all financial obligations arising out of such agreements which relate to the bridging and transfer obligations, and GSK further agrees to require its Third Party designees to abide by any and all obligations under such agreements.

(c) Notwithstanding the foregoing, RGI shall not be obligated to undertake any of the aforementioned bridging or transfer activities solely to the extent it believes in good faith that such activities could breach one or more then-existing Third Party agreements. In such circumstances, RGI shall consult in good faith with GSK regarding the issues, including providing GSK (under confidence) with true and correct copies of the applicable Third Party agreement(s) (and any amendments thereto and other relevant materials), if permitted to do so. If, after consulting with GSK, RGI is unwilling to proceed for materially adverse good faith reasons, then it shall not be obliged to proceed with such bridging or transfer activities. For the avoidance of doubt, RGI shall perform all aspects of the aforementioned bridging or transfer activities that are not subject to this Section 16.6(c).

(d) If after reviewing the aforementioned Third Party agreements (and any amendments thereto and other relevant materials) GSK maintains its request to RGI to continue with such bridging or transfer activities and RGI is willing to proceed with such bridging or transfer activities for materially adverse good faith reasons, then GSK shall pursuant to Article XIX of this Agreement indemnify, defend, and hold harmless RGI, its officers, agents and employees against any and all Third Party claims, demands, suits, judgments, expenses and costs, solely arising from or relating to any aspect of the bridging or transfer activities. The indemnification shall not apply to any activities which RGI conducts outside the scope of the bridging or transfer activities contemplated by Section 16.6 that are not requested by GSK or its Third Party designee.

16.7	RGI shall provide GSK with a courtesy copy of its quarterly reports filed under Section 13 of the Securities Exchange Act of 1934, including financial information provided in Item 1, Part I on Form 10Q. RGI will provide this report to GSK on the same day it files with the United States Securities and Exchange Commission (SEC). In the event RGI cease being publicly listed, then RGI shall on a quarterly basis provide GSK with copies of its then-current financial reports that substantially contain the same information that was contained in the aforementioned quarterly reports. Should GSK reasonably have questions as to the content of quarterly reports, RGI shall reasonably comply with such requests and promptly provide GSK with the requested answers.

ARTICLE XVII - ETHICAL STANDARDS AND HUMAN RIGHTS

17.1	Unless otherwise required or prohibited by Applicable Laws, RGI warrants, to the best of its knowledge, that in relation to the supply of Services under the terms of the Master Agreement and any Task Order:

(a) it does not employ engage or otherwise use any child labor in circumstances such that the tasks performed by any such child labor could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

(b) it does not use forced labor in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;

(c) it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by RGI to its employees is safe for habitation. RGI provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents at RGI's workplace;

(d) it does not discriminate against any employees on any ground (including race, religion, disability or gender).

(e) it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

(f) it pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;

(g) it complies with the Applicable Laws on working hours and employment rights in the countries in which it operates; and

(h)	it is respectful of its employees right to freedom of association.

17.2	RGI agrees that it is responsible for controlling its own supply chain and that it shall reasonably encourage compliance with ethical standards and human rights by any subsequent supplier of goods and services that are used by RGI when performing its obligations under this Master Agreement and any Task Order.

17.3	RGI shall ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies.

17.4	GSK reserves the right upon reasonable notice during normal business hours (unless audit is for cause, in which case no notice shall be necessary) to enter upon the RGI's premises including RGI Facility to monitor compliance by RGI of the warranties set out in the Section above and RGI shall, subject to compliance with Applicable Laws, furnish GSK with any relevant documents reasonably requested by GSK in relation thereto.

ARTICLE XVIII - ANTI-BRIBERY AND CORRUPTION

18.1	RGI acknowledges receipt of the ‘Prevention of Corruption – Third Party Guidelines’, which are attached as Exhibit F attached to this Master Agreement, and agrees to perform its obligations under the Master Agreement in accordance with the principles set out therein.

18.2	RGI shall comply fully at all times with all Applicable Laws, including but not limited to applicable anti-corruption laws, of the territory in which RGI conducts business with GSK.

18.3	RGI agrees that it has not, and covenants that it will not, in connection with the performance of this Master Agreement or any Task Order, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value, directly or indirectly: (i) to any individual including Government Officials (as defined below); or (ii) to an intermediary for payment to any individual including Government Officials; or (iii) to any political Party. It is the intent of the Parties that no payments or transfers of value shall be made, promised, authorized, ratified or offered with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of securing an improper advantage or obtaining or retaining business.

For the purpose of this Section “Government Official" means: (i) any officer or employee of a government or any department, agency or instrument of a government; (ii) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (iii) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (iv) any officer or employee of a political Party or any person acting in an official capacity on behalf of a political Party; or (v) any candidate for political office.

18.4	RGI shall not contact, or otherwise meet with any Government Official with respect to any transactions required under this Master Agreement or any Task Order, without the prior written approval of GSK and, when requested by GSK, only in the presence of a GSK designated representative.

18.5	RGI represents that it has not been convicted of or pleaded guilty to a criminal offence, including one involving fraud, corruption, or moral turpitude, that it is not now, to the best of its knowledge, the subject of any government investigation for such offenses, and that it is not now listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs.

18.6	RGI represents and warrants that except as disclosed in writing: (1) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Master Agreement and any Task Order(s); and (2) it shall maintain arms length relations with all Third Parties (including Government Officials) with which it deals in performance of this Master Agreement or any Task Order.

18.7	GSK shall have the right during the term of this Master Agreement to conduct an investigation and audit of RGI to monitor compliance with the terms of this Section 18. RGI shall reasonably cooperate with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of GSK.

18.8	RGI shall ensure that all transactions under the Master Agreement and any Task Order are properly and accurately recorded in all material respects on its books and records and each document upon which entries such books and records are based is complete and accurate in all material respects. RGI must maintain a system of internal accounting controls reasonably designed to ensure that it maintains no off-the-books accounts.

18.9	RGI agrees that GSK may make full disclosure of information relating to a possible violation of the terms of this Master Agreement at any time and for any reason to any competent government bodies and its agencies, and to whomsoever GSK determines in good faith has a legitimate need to know.

18.10	GSK shall be entitled to terminate this Master Agreement and any Task Order immediately on written notice to RGI, if RGI fails to perform its obligations in accordance with this Section 18. RGI shall have no claim against GSK for compensation for any loss of whatever nature by virtue of the termination of this Master Agreement or any Task Orders in accordance with this Section 18.

ARTICLE XIX - INDEMNIFICATION

19.1	GSK shall indemnify, defend and hold RGI and its officers, directors, trustees, agents, employees and its Affiliates (individually or collectively referred to herein as an “RGI Party”) harmless from and against any and all losses, liabilities, damages, expenses (but excluding indirect, incidental, special, consequential or punitive losses or damages) or fees (but only reasonable attorneys fees and expenses and costs of litigation pertaining to such RGI Claim) paid or payable by RGI or a RGI Party to a Third Party (collectively, “RGI Losses”) to the extent that such RGI Losses result from or arise in connection with a claim, suit or other proceeding made or brought by a Third Party against RGI or a RGI Party (a “RGI Claim”) based on, resulting from, or arising in connection with:

(a) the breach of any material obligation, covenant, agreement, representation or warranty of GSK or a GSK Party contained in this Master Agreement or any Task Order; or

(b) any material violation of Applicable Laws by GSK, or a GSK Party, in connection with the performance of GSK’s obligations under this Master Agreement or any Task Order.

provided, however, that GSK shall not be obligated to indemnify, defend or hold harmless RGI or a RGI Party under this Section from any RGI Claim or for any RGI Losses to the extent arising out of or attributable to: (A) a material breach by RGI, or any RGI Party of any obligation, covenant, agreement, representation or warranty of RGI, or any RGI Party contained in this Master Agreement or any Task Order, or (B) any material violation of Applicable Laws by RGI, or a RGI Party, in connection with the performance of RGI’S obligations under this Master Agreement or any Task Order, (C) any act or omission by RGI or a RGI Party, which constitutes recklessness, gross negligence, or willful misconduct on the part of RGI or a RGI Party, or (D) RGI Claims to the extent RGI is responsible for indemnifying, defending and holding GSK and GSK Parties harmless for such claims as set forth in Section 19.2.

19.2	RGI shall indemnify, defend and hold GSK and their respective Affiliates, and its and their employees, agents, officers, and directors (individually or collectively referred to hereinafter as a “GSK Party”) harmless from and against any and all losses, liabilities, damages, expenses (but excluding indirect, incidental, special, consequential or punitive losses or damages) or fees (but only reasonable attorneys fees and expenses and costs of litigation pertaining to such GSK Claim) paid or payable by GSK or a GSK Party to a Third Party (collectively, “GSK Losses”) to the extent that such GSK Losses result from or arise in connection with a claim, suit or other proceeding made or brought by a Third Party against GSK or a GSK Party (a “GSK Claim”) based on, resulting from, or arising in connection with:

(a) the breach of any material obligation, covenant, agreement, representation or warranty of RGI or a RGI Party contained in this Master Agreement or any Task Order; or

(b) any material violation of Applicable Laws by RGI, or a RGI Party, in connection with the performance of RGI’s obligations under this Master Agreement or any Task Order.

provided, however, that RGI shall not be obligated to indemnify, defend or hold harmless GSK or a GSK Party from any GSK Claim or for any GSK Loss incurred by GSK or a GSK Party to the extent arising out of, or attributable to, (A) a material breach by GSK or any GSK Party of any obligation, covenant, agreement, representation or warranty of GSK or a GSK Party contained in this Master Agreement or any Task Order; or (B) any material violation of Applicable Law by GSK, or a GSK Party, in connection with the performance of GSK’s obligations under this Master Agreement or any Task Order, (C) any act or omission by GSK, or a GSK Party, which constitutes recklessness, gross negligence, or willful misconduct on the part of GSK, or a GSK Party, or (D) GSK Claims to the extent GSK is responsible for indemnifying, defending and holding RGI and RGI Parties harmless for such claims as set forth in Section 19.1.

19.3	Indemnification Procedures.

(a) Each indemnified Party shall notify (in English) the indemnifying Party in writing (and in reasonable detail) of the Claim within ten (10) business days after receipt by such indemnified Party of notice of the GSK Claim or RGI Claim, as the case may be, or otherwise becoming aware of the existence or threatened existence thereof (such GSK Claim or RGI Claim being referred to as a “Claim”). Failure to give such notice shall not constitute a defense, in whole or in part, to any claim by an indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice. The indemnifying Party shall notify (in English) the indemnified Party of its intentions as to defense of the Claim or potential Claim in writing within ten (10) business days after receipt of notice of the Claim. If the indemnifying Party assumes the defense of a Claim against an indemnified Party, an indemnifying Party shall have no obligation or liability as to any Claim for which settlement or compromise of such Claim or an offer of settlement or compromise of such Claim is made by an indemnified Party without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

(b) The indemnifying Party shall assume exclusive control of the defense and settlement (including all decisions relating to litigation, defense and appeal) of any such Claim; provided, however, that the indemnifying Party may not settle such Claim in any manner that would require payment by the indemnified Party, or would materially adversely affect the rights granted to the indemnified Party hereunder, or would materially conflict with the terms of this Master Agreement, or adversely affect other products, without first obtaining the indemnified Party’s prior written consent, which consent shall not be unreasonably withheld.

(c) The indemnified Party shall reasonably cooperate with the indemnifying Party in its defense of the Claim at the indemnifying Party’s expense. If the indemnifying Party assumes defense of the Claim, an indemnified Party may participate in, but not control, the defense of such Claim using attorneys of its choice and at its sole cost and expense. If an indemnifying Party does not agree to assume the defense of the Claim asserted against the indemnified Party, or if the indemnifying Party assumes the defense of the Claim yet fails to defend or take other reasonable, timely action, in response to such Claim asserted against the indemnified Party, the indemnified Party shall have the right to defend or take other reasonable action to defend its interests in such proceedings, and shall have the right to litigate, settle or otherwise dispose of any such Claim; provided, however, that no Party shall have the right to settle a Claim in a manner that would materially conflict with this Master Agreement, or would require a payment by the Party, or adversely affect the Party (its Affiliates) or its products, without the prior written consent of the Party entitled to control the defense of such Claim.

19.4	Neither Party nor its Affiliates, nor any of its or their respective directors, officers, employees or agents shall have any liability for any special, incidental or consequential damages, including but not limited to the loss of opportunity, loss of use, or loss of revenue or profit in connection with or arising out of this Master Agreement or any Task Order even if such Party shall have been advised of the possibility of such damages.

Article XX – INSURANCE

20.1 (a) RGI hereby represents that it has insurance (or is self-insured) for product liability and general liability, and that it has and will maintain such coverage for the term of this Master Agreement and for a period of two (2) years after the expiration of this Master Agreement or the earlier termination thereof. Such insurance is in an amount which is reasonable and customary in the global development and services industry for companies of comparable size and activities. RGI shall provide a written statement of the existence of such insurance to GSK upon request.

(b) GSK hereby represents that it is self-insured for product liability and general liability, and that it has and will maintain such coverage for the term of this Master Agreement and for a period of two (2) years after the expiration of this Master Agreement or the earlier termination thereof. Such self-insurance is in an amount which is reasonable and customary in the global pharmaceutical industry for companies of comparable size and activities. GSK shall provide a written statement of the existence of such insurance to RGI upon request.

ARTICLE XXI - DAMAGES

21.1	The Parties agree that a failure by RGI to complete Services in a timely manner, as measured by any milestone or timeline agreed to in a Task Order, for any reason other than GSK’s acts or omissions or an event described in Section 23 is a material breach of the relevant Task Order; and that such failure would result in damage to GSK but that determining the precise extent of that damage would be difficult. Accordingly, the Parties agree that, in the event of such a failure by RGI, GSK may in addition to any other remedies available to it, deduct from payments as reasonable liquidated damages, in light of the anticipated or actual loss caused by the breach and the difficulties of proof of loss, and not as a penalty, the following amounts, in addition to any costs assessed to RGI under Section 2.7(c):

(a) [***] per cent ([***]%) of the value of the appropriate milestone payment for the first full or part of a week that the stated milestone is delayed beyond the relevant performance date; and

(b) [***] per cent ([***]%) of the value of the appropriate milestone payment for each full or part of a week thereafter that the stated milestone is further delayed beyond the relevant performance date;

(c) up to a maximum of [***] per cent ([***]%) of the appropriate milestone payment.

21.2	Except as specifically provided in this Section, nothing in this Master Agreement or any Task Order shall be interpreted as a limitation of liability or waiver by either Party of any legal or equitable remedy which may be available to that Party.

ARTICLE XXIII - MISCELLANEOUS

23.1	INDEPENDENT CONTRACTORS.

(a) The relationship of the Parties is that of independent contractors. Neither Party is the partner, joint venturer, or agent of the other and neither Party has authority to make any statement, representation, commitment, or action of any kind which purports to bind the other without the other's prior written authorization.

(b) RGI agrees that no employee or independent contractor of RGI shall be considered an employee of GSK or entitled to any benefits or eligible for participation in any benefits plans provided to employees of GSK. RGI acknowledges and agrees that RGI is solely responsible for any wages or compensation payable to employees or independent contractors of RGI, as well as any and all applicable witholdings of federal, state, or local contributions and taxes in connection with any compensation paid to employees or independent contractor’s of RGI.

23.2	WAIVER AND RELEASE. Notwithstanding anything to the contrary in this Agreement or the Original Agreement, RGI (and its Affiliates and shareholders) hereby releases and forever hold GSK (and its Affiliates) harmless from any and all claims, losses or damages related to or arising out of RGI having opened, operated, and subsequently closed that certain laboratory in the United Kingdom.

23.3	FORCE MAJEURE. Notwithstanding anything to the contrary set forth in this Master Agreement, neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party, other than a failure to make payment, if the failure is occasioned by government action, war, terrorism, fire, explosion, flood, strike, lockout, embargo, shortage of materials or utilities, vendor failure to supply, act of God, or any other cause beyond the control and without the fault or negligence of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and that in no event shall a Party be required to settle any labor dispute or disturbance. Such excuse shall continue as long as the condition preventing the performance continues. Upon cessation of such condition, the affected Party shall promptly resume performance hereunder. Each Party agrees to give the other Party prompt written notice of the occurrence of any such condition, the nature thereof, and the extent to which the affected Party will be unable to perform its obligations hereunder. Each Party further agrees to use all reasonable efforts to correct the force majeure condition as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform its obligations hereunder; provided if such event of force majeure continues for a period of in excess of three (3) months, then either Party may terminate this Master Agreement or any affected Task Order upon providing the other Party prior written notice.

23.4	NOTICES.

(a) All notices under this Master Agreement or a Task Order shall be sent by registered or certified mail, postage prepaid, or by overnight courier service. Notices may be sent by facsimile or e-mail, if confirmed by also sending as described above.

(b) Notices pertaining to this Master Agreement shall be sent to:

If to RGI: Attn: Chief Executive Officer Address: 1640 Marengo Street, Los Angeles, CA 90033 USA Copy to: RGI Legal Department 103 S, Carroll Street Frederick, MD 21701	If to GSK: Attn: VP Diagnostics, Immunotherapeutics Address: Rue de l’Institut, 89 1330 Rixensart BELGIUM Copy to: GSK Biologicals Legal Department Ave Fleming 20 1300-B Wavre, Belgium

Each party may designate to the other in writing an email address for notice purposes pursuant to this Section 23.4.

(c) Notices pertaining to a Task Order shall be sent to GSK Representatives identified in the Task Order.

23.5	ASSIGNMENT. GSK may assign its rights and duties under this Master Agreement or any Task Order without RGI’s consent; GSK shall notify RGI of any such assignment. Any assignment by RGI is valid only upon the prior written consent of GSK. To the extent permitted above, this Master Agreement or any Task Order shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

23.6	SEVERABILITY. If any provision(s) of this Master Agreement or a Task Order should be illegal or unenforceable in any respect, the legality and enforceability of the remaining provisions of this Master Agreement or the Task Order shall not in any way be affected.

23.7	WAIVER; MODIFICATION OF AGREEMENT. No waiver, amendment, or modification of any of the terms of this Master Agreement or a Task Order shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Master Agreement or a Task Order shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

23.8	GOVERNING LAW; VENUE. This Master Agreement will be governed by and construed in accordance with the laws of Belgium, without regard to its conflict of laws or choice of laws principles. The Parties agree that any disputes arising under this agreement shall be presented exclusively before the courts of the State of Delaware in the United States in cases RGI is the respondent, and in Nivelles, Belgium, in cases GSK is the respondent. Each Party hereby submits itself to the personal jurisdiction and venue of such courts in connection with any such proceedings, and agrees to accept service of process by mail.

23.9	COUNTERPARTS. This Master Agreement and any Task Order may be executed in one or more counterparts including facsimile or PDF copies transmitted electronically,each of which shall be deemed an original and all of which shall constitute the same instrument.

23.10	ENTIRE AGREEMENT. This Master Agreement, in conjunction with individual Task Orders entered into under this Master Agreement, as well as all schedules and exhibits to this Master Agreement and any Task Orders constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any prior agreement, understanding or arrangement between the Parties, whether oral or in writing as of the Effective Date. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this Master Agreement except as expressly stated in this Master Agreement.

23.11	FURTHER ASSURANCES. The Parties shall do and execute all such further acts and things as are reasonably required to give full effect to the rights given and the transactions contemplated by this Master Agreement.

23.12	INTERNATIONAL SALE OF GOODS ACT. The Parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

23.13	COSTS. Except as is otherwise expressly set forth herein, each Party shall bear its own expenses in connection with the negotiation of this Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS whereof the hands of the Parties or their duly authorised representatives on the date first above written.

GLAXOSMITHKLINE BIOLOGICALS SA	RESPONSE GENETICS INC.

By: /s/ Jamila Louahed	By: /s/ Thomas A. Bologna

Name: Jamila Louahed	Name: Thomas A. Bologna

Title: VP Research & Development,	Title: CEO
Immunotherapeutics
Date: July 26, 2012
Date: July 26, 2012

By: /s/ Emmanuel Hannon

Name: Emmanuel Hannon

Title: Senior VP, Head of Vaccines Discovery
and Development

Date: July 26, 2012

By: /s/ Sophie Lelong

Name: Sophie Lelong

Title: Senior Manager Procurement

Date: July 26, 2012

EXHIBIT A - FORM TASK ORDER AND SCHEDULES

PO number to be inserted on each invoice

TASK ORDER RGI-XXX

This TASK ORDER is effective as of the ……. Day of …………. (the “Effective Date”) between RESPONSE GENETICS INC., a company incorporated in the State of Delaware, whose principal place of business is situated at 1640 Marengo Street, Suite 600, Los Angeles, CA 90033 and GLAXOSMITHKLINE BIOLOGICALS SA, with offices located at 89 rue de l’Institut, 1330 Rixensart, BELGIUM (“GSK”).

BACKGROUND

GSK and RGI are Parties to a second Amended and Restated Master Agreement (hereinafter referred to as the “Master Agreement”) with an effective date of <INSERT DATE>.

TASK ORDER EFFECTIVE DATE:	<INSERT DATE>
GSK PROJECT NAME :	<INSERT PROJECT NAME>
STUDY TITLE:	<INSERT STUDY TITLE>
ASSAY NAME:	<INSERT ASSAY NAME>
RGI Monitor:	<INSERT NAME>
GSK Representative:	<INSERT NAME lab coordinator>
TASK ORDER EXPIRATION DATE:	<INSERT DATE>

1.	THE SERVICES

RGI agrees to perform the Services as outlined in Schedule A and if appropriate, in Schedule C, attached and incorporated by reference as part of this Task Order, and in accordance with the terms of the Master Agreement.

2.	COMPENSATION

In consideration for its performance of Services under this Task Order, GSK shall pay RGI in accordance with the payment schedule as documented in Schedule B, attached and incorporated by reference as part of this Task Order.

3.	SAMPLE STORAGE

The Samples provided by GSK to RGI are listed in Schedule E of this Task Order and are to be stored in accordance to section 4.1 and 6 of the Master Agreement.

3.	TERM; TERMINATION

This Task Order shall continue until the Services are completed in accordance with the timelines set forth in Schedule A attached to this Task Order or until terminated as provided in the Master Agreement.

4.	INCORPORATION OF MASTER AGREEMENT BY REFERENCE

The Terms and Conditions of the Master Agreement are hereby incorporated by reference into and made a part of this Task Order. Unless otherwise stated in this Task Order, all defined terms within the Master Agreement shall have the same meaning when used in this Task Order. If any provisions of this Task Order are in direct conflict with the Master Agreement so that the provisions of both cannot be given effect, the terms of this Task Order shall govern the specific issue.

5.	NOTICE.

In addition to the recipients of notice listed in the Master Agreement, notices applicable to this Task Order Agreement shall be sent to:

6.	APPLICABLE STANDARDS.

[INSERT ANY APPLICABLE STANDARDS TO WHICH THE WORK SHOULD BE PERFORMED, CLIA, EU Directives, ETC]

RGI Monitor: Name: <INSERT NAME> Address : <INSERT ADDRESS> Email address: <INSERT E-MAIL ADDRESS> Copy to:	GSK representative: Name: <INSERT NAME lab coordinator> Address : Rue de l’Institut, 89 1330 Rixensart BELGIUM Email address: <INSERT E-MAIL ADDRESS> Copy to: <INSERT NAME contract manager>

7.	ENTIRE AGREEMENT.

This Task Order, including the incorporated Terms and Conditions of the Master Agreement, represent the entire and integrated agreement between RGI and GSK and supersedes all prior negotiations, representations or agreements, either written or oral, regarding the Services subject of this Task Order.

GLAXOSMITHKLINE BIOLOGICALS SA By: ____________________________ Name: Title: Date: _________________	RESPONSE GENETICS INC. By: ___________________________ Name: Title: Date: _________________

SCHEDULE A – DESCRIPTION OF SERVICES

-	Reference to Study Protocol (if applicable)
-	Analytical Plan or similar
o	Study
o	Serology or assay
o	Goal of Services
o	Milestone schedule with timing
o	Deliverables
o	Reporting schedule (regular reporting, milestone reports,..)
-	Key contact persons at GSK and RGI side
-	KPI specific on activity

SCHEDULE B – BUDGET RELATING TO THE SERVICES

Payment schedule should be generally cost neutral throughout performance period, i.e. payments will be made according to the Services actually achieved during the invoiced period.

Invoices should be dispatched regularly at least every two (2) months throughout the course of the Master Agreement.

The invoices should mention the purchase order (PO) to be provided by GSK (usually noted on the first page of the original Task Order document).

All payments will be made within sixty (60) days from the end of month from the date of receipt of the invoice.

Total budget

-	Including cost of all requested Services
-	on basis of the (estimated) number of Samples to be tested and price per (final) result

SCHEDULE C – PROCEDURES AND PROTOCOLS

Procedures

In light of the Services described in Schedule A, a controlled copy of all Procedures and policies mentioned below was sent to RGI at the indicated dates.

RGI is required to follow the Procedures from GSK, listed below.

If Procedures from RGI are used, a copy shall be provided to GSK and the reference and title of these Procedures are mentioned below. Any changes to a Procedure used for the Services need to be agreed and approved by both Parties in written before implementation of such change.

Procedures GSK :

-	1
-	2

Procedures RGI :

-	1
-	2

SCHEDULE D – PRICING TERMS

DISCOUNT / REBATE / PRICING TERMS SPECIFICALLY AGREED TO FOR THIS TASK ORDER (IF APPLICABLE)

Breakdown of unit prices

-	Agreed price proposal
-	milestone price for assay development
-	price per final result for routine

SCHEDULE E – SAMPLES, MATERIALS & GSK EQUIPMENT

Samples:

Description of Samples that will be provided to RGI by GSK or its Affiliate during the term of this Master Agreement to perform the Services hereunder, indicating a scale of value.

-	1
-	2
-

Materials :

List of active and raw materials, reagents, intermediates, processing aids, ingredients or components, documentation and other materials that will be provided to RGI by GSK or its Affiliate during the term of this Master Agreement to perform the Services hereunder :

-	1
-	2
-

All Materials to be provided by GSK will be shipped to the following shipping address:

<INSERT SHIPPING ADDRESS RGI>

GSK Equipment :

List of equipment that will be provided to RGI by GSK or its Affiliate during the term of this Task Order to perform the Services described in Schedule A :

if applicable

EXHIBIT B – CHANGE ORDER FORM

CHANGE ORDER

1.	All Change Orders shall be identified by

Change Order number:	____________
date submitted:	____________
application date:	____________
Task Order(s) to amend:	____________

2.	Describe and motivate changes, modifications, or additions to the Services.

3.	These modifications were requested by

[_]	GSK
[_]	RGI

4.	Impact on
-	Cost: (if applicable)
o	initial cost of Study :
o	changes in cost :
o	new final cost of Study :
-	Timing / Schedule: (if applicable)
o	Task Order will remain effective until __________
-	any other requirement: (if applicable)

SIGNATURE PAGE TO FOLLOW

5.	Change Order Is:

Approved and Accepted________

______________________ __________	__________ _____
Signature of GSK	Date
Name :
Title :

______________________ __________	__________ _____
Signature of RGI	Date
Name :
Title :

EXHIBIT C – KEY PERFORMANCE INDICATORS

[***]

[***]

[***]

[***]

KPI specific on activity will be specified in TO

EXHIBIT D – RATE CARD / PRICE SCHEDULE/DISCOUNT

	Service	Explanation of service	Fee per sample Expedited Reporting	Fee per sample Non-expedited Reporting (can be Batched)
Extraction by “tumor cells” technique
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]
Extraction by “tumor area” technique
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]
Analysis activities
7	[***]	[***]	[***]	[***]
8	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]
10	[***]	[***]	[***]	[***]
11	[***]	[***]	[***]	[***]
12	[***]	[***]	[***]	[***]

	Service	Explanation of service	Fee per sample Expedited Reporting	Fee per sample Non-expedited Reporting (can be Batched)
13	[***]	[***]	[***]	[***]
14	[***]	[***]	[***]	[***]
15	[***]	[***]	[***]	[***]
16	[***]	[***]	[***]	[***]
17	[***]	[***]	[***]	[***]
18	[***]	[***]	[***]	[***]
19	[***]	[***]	[***]	[***]
Other Activities
20	[***]	[***]	[***]	[***]
21	[***]	[***]	[***]	[***]

[***]

EXHIBIT F - PREVENTION OF CORRUPTION – THIRD PARTY GUIDELINES

The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a Third Party or otherwise) conducts business. POL-GSK-007 requires all GSK employees and any Third Party acting for or on behalf of GSK to ensure that all dealings with Third Parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business. GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or Third Parties acting for or on behalf of the GSK.

Corrupt Payments – GSK employees and any Third Party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorise, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

Government Officials – Although GSK´s policy prohibits payments by GSK or Third Parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

Facilitating Payments – For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the ABAC Policy. GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorising payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorisations of or payments of anything of value.

Government Official shall mean:

•	Any officer or employee of a government or any department, agency or instrument of a government;

•	Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

•	Any officer or employee of a company or business owned in whole or part by a government;

•	Any officer or employee of a public international organisation such as the World Bank or United Nations;

•	Any officer or employee of a political Party or any person acting in an official capacity on behalf of a political Party; or

•	Any candidate for political office.

EXHIBIT G – LABORATORY QUALITY ASSESSMENT ACTION PLAN

NA

EXHIBIT H – TECHNOLOGY TRANSFER PROVISIONS

[***]

[***]

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

[***]

•	[***]
•	[***]
•	[***]
•	[***]

[***]

•	[***]
•	[***]
•	[***]
•	[***]

[***]

•	[***]
•	[***]
•	[***]
•	[***]

[***]

•	[***]

EXHIBIT I – STATEMENTS OF WORK

[***]	[***]
[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]
[***]

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